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                                                                     EXHIBIT  21





                          SUBSIDIARIES OF THE COMPANY



                 Arkansas Lime Company, an Arkansas Corporation

                Corson Lime Company, a Pennsylvania Corporation

                    Texas Lime Company, a Texas Corporation